UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) announced that Allen Weinstein, the Company’s interim Chief Executive Officer and member of the Board, has decided to retire from the Board for personal reasons, effective January 2, 2018 (the “Retirement”). In light of the Retirement, the Board determined to terminate Mr. Weinstein’s service as the Company’s interim Chief Executive Officer and to appoint Melissa Payner-Gregor, an independent director of the Company since 2009, as the Company’s interim Chief Executive Officer, effective January 3, 2018.

In connection with Mr. Weinstein’s departure, and in accordance with his letter agreement with the Company dated September 7, 2017 (the “Weinstein Letter Agreement”), the Company has entered into a Retirement and Release Agreement with Mr. Weinstein, pursuant to which Mr. Weinstein has granted a general release in favor of the Company as a condition of receiving the payment specified in the Weinstein Letter Agreement, as well as for receiving base salary continuation payments through February 3, 2018 and reimbursement of the legal fees he incurred in connection with negotiation of the Retirement and Release Agreement. The Retirement and Release Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In respect of Ms. Payner-Gregor’s service as interim Chief Executive Officer, she and the Company entered into a letter agreement concerning compensation. The letter agreement was approved by the Board and the Compensation Committee (the “Committee”) of the Board. Pursuant to the letter agreement, the Company agreed to pay to Ms.Payner-Gregor the compensation set forth in paragraphs (a) through (c), inclusive, below. As interim Chief Executive Officer, Ms.Payner-Gregor will not be eligible to participate in the Company’s Management Incentive Program or in any severance arrangement, or receive any other incentive or executive perquisite not described in her letter agreement.

Ms. Payner-Gregor’s compensation for her service as interim Chief Executive Officer under the Agreement is as follows:

(a) base salary payable at an annual rate of $620,000;

(b) a $50,000 bonus on June 30, 2018, if Ms. Payner-Gregor remains employed by the Company on that date; provided that if her employment is terminated by the Company prior to such date, Ms. Payner-Gregor would receive the bonus on the date of such termination; and

(c) reimbursement for all reasonable and necessary business expenses incurred for the benefit of the Company during her period of interim service, including reimbursement of reasonable transportation and temporary living expenses incurred by Ms. Payner-Gregor as a result of her commuting and/or temporary relocation during her period of interim service.

Ms. Payner-Gregor’s letter agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference. A description of her business experience is included in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on September 21, 2017, and is incorporated herein by reference.

Item 7.01 Regulation FD Information.

On January 3, 2018, the Company issued a press release relating to the management changes described in this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Retirement and Release Agreement dated January 2, 2018, between the Company and Allen Weinstein.

10.2	Letter Agreement dated January 3, 2018, between the Company and Melissa Payner-Gregor.

99.1	Press Release dated January 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 8, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ Ronald J. Masciantonio
Ronald J. Masciantonio
Executive Vice President & Chief Administrative Officer